EXHIBIT 7(a)

                       SHARED TECHNOLOGIES CELLULAR, INC.
                             SUBSCRIPTION AGREEMENT

                     AUGUST 1997 PRIVATE PLACEMENT OF UNITS

                       Shared Technologies Cellular, Inc.
                             100 Great Meadow Road
                             Wethersfield, CT 06109

Gentlemen:

The undersigned (the "Investor") hereby subscribes for the number of units (the "Units") set forth on the Signature page hereof. Each Unit consists of one share (the "Shares") of Common Stock, $.01 par value, of Shared Technologies Cellular, Inc. (the "Company"), a Delaware corporation, and one Common Stock Purchase Warrant (the "Warrants"). Enclosed is a certified or bank check payable to "Shared Technologies Cellular, Inc." in the amount set forth below as payment of the total purchase price for the Units. Payments may also be made by wire transfer. The Investor hereby acknowledges receipt of copies of the documents listed on the Schedule of Disclosure Documents attached hereto as Exhibit A, and receipt of the Term Sheet attached hereto as Exhibit B, which describes the offering of up to 333,333 Units by the Company at a price of $3.00 per Unit.

I.   The Investor understands and hereby agrees that:

     (1) This subscription may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion.
     (2) This subscription is and shall be irrevocable, except that the Investor shall have no obligations hereunder in the event that, for any reason, this subscription is rejected, in whole or in part, or this offering is canceled.
     (3) No governmental agency has made any finding or determination as to the fairness of this offering or any recommendation or endorsement of the Units.
     (4) The Investor's right to transfer all or any part of the Units, and all shares underlying the Shares and the Warrants, will be restricted and the Units, including all such underlying shares, may not be transferred unless such securities have been registered under the Securities Act of 1933, as amended (the Act"), or an exemption from such registration is available. Transferability of the Units and underlying Shares is also subject to state blue sky laws and may also be subject to foreign securities laws. A registration statement has not been filed with the Securities and Exchange Commission for this offering. The Investor acknowledges that the Company has made no representations with respect to registration of the Units (or any underlying shares) under the Act, that it is uncertain whether there will be any market for the Shares or the Warrants, and that as a result the Investor must be prepared to bear the economic risk of its investment for an indefinite period of time. The Investor understands that the signature page hereof shall also constitute its signature for the attached Investor Questionnaire.

II.  The Investor hereby represents and warrants that:

     (1) The Investor is acquiring the Units for its own account for investment, and not with a view to distribution. The Investor agrees to be bound by all of the restrictions on the Units described herein; including prohibitions on sale, transfer, assignment, pledge or other disposition of any Units unless such Units have been registered under the Act or, in the opinion of counsel to the Company, such sale, transfer, assignment, pledge or other disposition may be made without registration under the Act.
     (2) The Investor has carefully read the Disclosure Documents referenced herein and the Company has made available to the Investor all documents that the Investor has requested relating to an investment in the Units and has provided answers to all of the Investor's questions concerning this offering. In evaluating the suitability of an investment in the Units, the Investor has not relied upon any representations or other information other than the Disclosure Documents or such other information provided in writing by the Company pursuant to the request of the Investor. In addition, the Investor has had an opportunity to discuss this investment with representatives of the Company and to ask questions of them. All such questions have been answered to the full satisfaction of the Investor. No oral representations have been made or oral information furnished to the Investor or its advisor(s) in connection with the offering of the Units which were in any way inconsistent with the information referenced above.
     (3) The Investor recognizes that investment in the Units involves a number of significant risks and has taken full cognizance of and understands all of the risk factors related to the purchase of the Units. The Investor (a) has adequate means of providing for its current needs and possible personal contingencies,
(b) has no need for liquidity in this investment, (c) is able to bear the substantial economic risks of an investment in the Units for an indefinite period, (d) at the present time, can afford a complete loss of such investment, and (e) does not have an overall commitment to investments which are not readily marketable that is disproportionate to the Investor's net worth, and the Investor's investment in the Units will not cause such overall commitment to become excessive.
___ (4) Unless the Investor has placed its initials in the margin hereof, the Investor is an "Accredited Investor," as that term is defined in Section 501 (a) of Regulation D of the rules and regulations promulgated under the Act. Accredited Investors are those who meet at least one of the following standards:
          (a) Any bank (as defined in Section 3(a)(2) of the Act) or any savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Act), whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company (as defined in Section 2(13) of the Act); any investment company registered under the Investment Company Act of 1940 or a business development company (as defined in Section 2(a) 48) of the Investment Company Act of 1940); any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state of its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, that is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;
          (b) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
          (c) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, or similar business trust, or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;
          (d) Any general partner of the Partnership or any director, executive officer, or general partner of a general partner of the Partnership;
          (e) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;
          (f) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
          (g) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Units, whose purchase is directed by a "sophisticated person" (as described in Rule 506(b)(2)(ii) under the Act); and
          (h) Any entity in which all of the equity owners are Accredited Investors as described above.
     (5) Each Investor must have such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Units, or alternatively, such Investor must either (i) be making an investment in Units in an amount which does not exceed 10% of such Investor's net worth (or joint net worth with the Investor's spouse), including home, home furnishings and automobiles or (ii) have such financial resources (as evidenced by the Investor's Investor Questionnaire) that the Investor is able to bear the economic risk of a complete loss of such Investor's investment in the Units.
     (6) All information that the Investor has provided to the Company concerning such Investor's financial position is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the Investor's purchase of the Units, the Investor will immediately provide such information to the Company.
     (7) The Investor is acquiring the Units without being furnished any offering literature or prospectus other than the documents referred to herein.
     (8) The Investor has supplied true and accurate information in the Form W-9 (or W-8 for non-U.S. investors) attached hereto.


                                SUBSCRIPTION TO
                       SHARED TECHNOLOGIES CELLULAR, INC.
                         AUGUST 1997 PRIVATE PLACEMENT



Dated:                             August 25, 1997
Number of Units:                   25,000
Price per Unit:                    $3.00
Total purchase price of Units:     $75,000.00

Investor: George W. Mauerman
          ---------------------------
          Print or type name


          /s/ George W. Mauerman
          ----------------------
          Signature

Investor's Address:

               __________________________

               __________________________

               __________________________

Investor's taxpayer
identification or
social security number _________________


Investor's signature hereof constitutes acceptance of the terms of the attached Subscription Agreement, and Corporation Investor Questionnaire (please be sure to fill out such Questionnaire), as well as acknowledgment that (i) Investor has received and has relied solely on the documents listed on the attached Schedule of Disclosure Documents that have been provided to the Investor by Shared Technologies Cellular, Inc. and (ii) Investor is an accredited investor within the definition of Regulation D promulgated under the Securities Act of 1933.

                                 *************

Subscription accepted as of the date appearing below.

SHARED TECHNOLOGIES CELLULAR, INC.

By: ___________________________    Date: August _____1997
Title:



                                   EXHIBIT A

                        Schedule of Disclosure Documents
                                      for
                       Shared Technologies Cellular, Inc.
                         August 1997 Private Placement


     1. Shared Technologies Cellular, Inc. Form 10-K for the period ending December 31, 1996.

     2. Shared Technologies Cellular, Inc. Form 10-Q for the period ending March 31, 1997.

     3. Shared Technologies Cellular, Inc. Form 10-Q for the period ending June 30, 1997.

     4.   Shared Technologies Cellular, Inc. proxy statement dated April 30,
1997.



                                   EXHIBIT B

                       SHARED TECHNOLOGIES CELLULAR, INC.

                         AUGUST 1997 PRIVATE PLACEMENT

                           SUMMARY OF PRINCIPAL TERMS

The following is a summary of the principal terms of the 1997 $1,000,000 private placement offering of Shared Technologies Cellular, Inc. (the "Company").*

Securities to be Issued:      333,333 units ("Units"), each Unit consisting of
                              one share of the Company's Common Stock $.01 par value (the "Shares"), and one Common Stock
                              Purchase Warrant (the "Warrants").

Purchase Price:               $3.00 per Unit.

Exercise Price of Warrants:   $3.00 per warrant share.


Expiration of Warrants:       Five (5) years from date of issuance.

Forced Conversion of Warrants:  The Company shall have the right to call the
                              Warrants, that is, to require the holder to exercise them or have them expire, in the event that the Company's Common Stock trades at or above $6.00 per share (average closing price) for any consecutive five (5) trading days, at any time thereafter, provided, however, that the Company may not call the Warrants unless the shares of Common Stock issuable upon exercise of the Warrants either have been registered or are then subject to resale pursuant to Rule 144 of the Securities Act of 1933.

Exercise:                     The Warrants shall be exercisable into shares of
                              the Company's Common Stock on a one-for-one basis, at the option of the holder at any time, subject to the Company's right to force conversion, as set forth above.

Purchasers of the Shares:     This offering will be made only pursuant to
                              Regulation D promulgated under the Securities Act of 1933 (the "Act"). Investors will be required to execute appropriate subscription documents, including an investor questionnaire, certifying that they are "accredited investors" as that term is defined in Section 501(a) of Regulation D under the Act.

Use of Proceeds:              Proceeds from the offering will be used for
                              general working capital purposes and possible acquisitions.

Terms of the Shares:          (1) Voting Rights:
                                   The Shared and the underlying shares of
                              Common Stock issuable upon exercise of the Warrants shall have the same rights, including voting rights, as all outstanding shares of the Company's Common Stock except as to transferability. See "Restricted Securities" below.

                              (2) Restricted Securities:
                                   The Units are being offered and sold under
                              applicable exemptions from the registration provisions of United States federal and state securities laws and the certificates of the Shares will contain certain restrictions on sale and transfer consistent with such exemptions.

                              (3) Registration Rights:
                                   The Shares and the shares of Common Stock
                              issuable upon exercise of the Warrants (the
                              "Registrable Shares") will have the following 'piggyback' registration tights:

                                   (i) Piggyback Rights:
                                        Holders of Registrable Shares shall be
                              entitled to unlimited piggyback registration rights (with respect to the registrable Shares) on public registration of the Company and no other shareholders), subject to prorata cutback in the underwriter's discretion in view of market conditions.

Restrictions:                 The Warrants and the shares of Common Stock
                              underlying the Warrants are being offered and sold under applicable exemptions from the registration provisions of United States federal and state securities laws and will bear a restrictive legend thereon. The Company, however, may permit the removal of such legend at such time as the Company, in its sole discretion, determines to be in compliance with applicable securities laws.

* This term sheet does not constitute an offer for the sale of Units.



                                   EXHIBIT C
                       SHARED TECHNOLOGIES CELLULAR, INC.
                             Investor Questionnaire
                   for August 1997 Private Placement of Units

Accredited Investor Status. The Company may need certain information to comply with federal or state securities laws applicable to this Offering. Please indicate below whether any of the following definitions of an "accredited investor" apply to you:

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned corporation understands, however, that Shared Technologies Cellular, Inc. may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Units is exempt from registration under the Securities Act of 1933, as amended, or meets the requirements of applicable state securities or Blue Sky laws. Further, the undersigned corporation understands that the offering may be reported to the Securities and Exchange Commission and to various state securities or Blue Sky commissioners.

[X] Any natural person whose net worth, or joint net worth with that person's spouse, exceeds $1,000,00 at the time of this purchase;
[ ] Any natural person who had an individual income in excess of S200,000 in each of the two most recent years (or $300,000 jointly with his or her spouse) and who reasonably expects an income in excess of $200,000 (or $300,000 jointly with his or her spouse) in the current year,
[ ] Any Company, partnership, or business trust not formed for the specific purpose of making an investment and having assets in excess of $5,000,000;
[ ] Any trust with total assets in excess of $5,000,000, not formed for specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person;
[ ]  Any entity in which all of the equity owners are accredited investors,
[ ] Any bank, savings and loan associations, broker, dealer, insurance company, investment company, business development company, or small business investment company,
[ ] Any employee benefit plan with assets greater than $5,000,000 or where the investment decision is made by a bank, savings and loan association, insurance company, or registered investment advisor, or
[ ] Any self-directed employee benefit plan if the investment decisions are made solely by accredited investors.
[ ]  None of the above.


Execution of the Subscription Agreement shall constitute execution of this Questionnaire.